Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Save The World Air, Inc.
We hereby consent to the incorporation by reference in the previously filed Registration Statement of Save The World Air, Inc (a Development Stage Enterprise) on Form S-8 (File No. 333-122210) of our report, dated March 22, 2006, appearing in this Annual Report on Form 10-KSB of Save The World Air, Inc (a Development Stage Enterprise) for the year ended December 31, 2005.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Los Angeles, California
March 31, 2006